Exhibit 3.529
ARTICLES OF INCORPORATION
OF
GOLDEN WASTE DISPOSAL, INC.
ARTICLE I
NAME
     The name of the corporation is “GOLDEN WASTE DISPOSAL, INC.”
ARTICLE II
ORGANIZATION
     The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.
ARTICLE III
PERIOD OF DURATION
     The corporation has perpetual duration.
ARTICLE IV
PURPOSES
     The corporation is a corporation for profit and is organized for the following purposes:
A.	Retail solid waste hauling/removal.

B.	The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corporation and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated
GREGORY C. SOWELL, P.C.
Attorney at Law
P.O. BOX 7766
TIFTON, GEORGIA 31793

shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the general powers provided herein or granted by law, but are in furtherance of, and in addition to and not in limitation of the said general powers.
ARTICLE V
CAPITALIZATION
     The aggregate number of shares which the corporation shall have authority to issue is 100,000, consisting of one class of common shares, all of such shares having no par value.
ARTICLE VI
REGISTERED OFFICE AND AGENT
A.	The address of the initial registered office of the corporation is P.O. Box 7766, 128 First Street, Suite 225, Tifton, Georgia 31793.

B.	The name of the corporation’s initial registered agent at the address of the initial registered office is:
GREGORY C. SOWELL
C.	The prior written consent of the said appointed registered agent’ is attached hereto.
ARTICLE VII
DIRECTORS
     The initial board of directors, incorporators, and sole stockholders of the corporation are:
GREGORY C. SOWELL, P.C.
Attorney at Law
P.O. BOX 7766
TIFTON, GEORGIA 31793

RICHARD GOLDEN	1205 OLD OCILLA ROAD
TIFTON, GEORGIA 31794

R. E. “BUDDY” LINDSEY	ROUTE 1, BOX 40050
OMEGA, GEORGIA 31775
ARTICLE VIII
DIVIDENDS AND DISTRIBUTIONS
     In accordance with the provisions of O.C.G.A. §§14-2-90 and 14-2-91, the Board of Directors of the corporation may, from time to time:
A.	declare and the corporation thereupon shall pay dividends on its outstanding shares in cash, property, or its shares;

B.	distribute to its shareholders out of capitol surplus of the corporation a portion of its assets, in cash or property; and

C.	take such other and further action not inconsistent with Georgia law and which are authorized with the affirmative vote of a majority of the outstanding shares.
     The above declarations are subject, however, to the provision that none of the aforementioned payments shall be made when the corporation is insolvent and likewise subject to the further limiting provisions of the aforementioned Code sections.
     IN WITNESS WHEREOF, the Articles of Incorporation have been executed by the duly authorized representative of the incorporator.
GREGORY C. SOWELL, P.C.
Attorney at Law
P.O. BOX 7766
TIFTON, GEORGIA 31793

GREGORY C. SOWELL, P.C.

BY:	/s/ Gregory C. Sowell GREGORY C. SOWELL
ATTORNEY FOR INCORPORATIORS
P.O. Box 7766
128 First Street
Tifton, Georgia 31793
912/382-0037
GREGORY C. SOWELL, P.C.
Attorney at Law
P.O. BOX 7766
TIFTON, GEORGIA 31793